Exhibit 4.2

JAMES HARDIE INDUSTRIES SE
(formerly known as JAMES HARDIE INDUSTRIES N.V.)
AND
THE BANK OF NEW YORK MELLON
As Depositary
AND
OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES
Deposit Agreement
Dated as of September 24, 2001
Amended and Restated as of February 19, 2010
As Further Amended and Restated as of                     , 2010

-ii-

-iii-

DEPOSIT AGREEMENT
          DEPOSIT AGREEMENT dated as of September 24, 2001, as amended and restated as of February 19, 2010, as further amended and restated as of                     , 2010, and effective as of the Effective Date (as hereinafter defined), among JAMES HARDIE INDUSTRIES SE (formerly known as JAMES HARDIE INDUSTRIES N.V.), incorporated under the laws of the Republic of Ireland and with its corporate seat in Dublin, Republic of Ireland (herein called the Issuer), THE BANK OF NEW YORK MELLON, a New York banking corporation (herein called the Depositary), and all Owners and holders from time to time of American Depositary Shares issued hereunder.
WITNESSETH:
          WHEREAS, James Hardie Industries N.V., The Bank of New York Mellon, as depositary, and all Owners and holders from time to time of American Depositary Receipts issued thereunder entered into a deposit agreement dated as of September 24, 2001 (the “James Hardie Industries N.V. Deposit Agreement”);
          WHEREAS, the Issuer and the Depositary amended and restated the James Hardie Industries N.V. Deposit Agreement on February 19, 2010 (the “James Hardie Industries SE Deposit Agreement”) to, among other things, (i) replace James Hardie Industries N.V. with James Hardie Industries SE as the issuer, and (ii) provide for the creation of uncertificated American Depositary Shares;
          WHEREAS, the Issuer and the Depositary now wish to amend and restate the James Hardie Industries SE Deposit Agreement to, change the country of incorporation of the Issuer from The Netherlands to the Republic of Ireland;

          WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of CUFS (as hereinafter defined), each representing a beneficial interest in one Share (as hereinafter defined) of the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the CUFS (subject to the terms and conditions of this Deposit Agreement) so deposited, in specified circumstances, and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and
          WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;
          NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:
ARTICLE 1. DEFINITIONS.
          The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:
     SECTION 1.01 American Depositary Shares.
          The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the number of CUFS specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of CUFS or Deposited Securities specified in such Sections.
     SECTION 1.02 Article; Section.
          Wherever references are made in this Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections”, such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.
     SECTION 1.03 CHESS.
          The term “CHESS” shall mean Clearing House Electronic Subregister System, being the automated clearing and settlement process for transactions executed on the Australian Stock Exchange.
     SECTION 1.04 CHESS Subregister.
          The term “CHESS Subregister” shall mean that part of the Issuer’s CUFS register that is administered by the SCH.
     SECTION 1.05 Commission.
          The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.
     SECTION 1.06 CUFS Depositary.
          The term “CUFS Depositary” shall mean the CUFS depositary nominee, CHESS Depositary Nominees Pty Limited, and its successors or any other entity appointed by the Issuer which performs substantially identical functions in Australia.
     SECTION 1.07 CUFS.
          The term “CUFS” shall mean CHESS Units of Foreign Securities, issued by the CUFS Depositary, representing beneficial ownership in Shares of the Issuer.

     SECTION 1.08 Custodian.
          The term “Custodian” shall mean the Australian office of Australia and New Zealand Banking Group Limited, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.
     SECTION 1.09 Delivery; Deposit; Surrender; Transfer; Withdraw.
          The term “deliver”, “deposit”, surrender”, “transfer” or “withdraw”, when (i) with respect to CUFS or other Deposited Securities: (a) in the case of book-entry CUFS or other Deposited Securities, shall refer to an entry or entries in an account or accounts maintained by institutions authorized under applicable law to effect transfers of the CUFS or such other Deposited Securities, or (b) in the case of certificated Deposited Securities, to the physical delivery, deposit, withdrawal or transfer of certificates representing such Deposited Securities and (ii) with respect to American Depositary Shares evidenced by Receipts, (a) in the case of American Depositary Shares available in book-entry form, shall refer to appropriate adjustments in the records maintained by (1) the Depositary, (2) the Depository Trust Company (“DTC”) or its nominee, or (3) institutions that have accounts with DTC, as applicable, or (b) otherwise, shall refer to the physical delivery, deposit, surrender, transfer or withdrawal of such American Depositary Shares evidenced by Receipts.
     SECTION 1.10 Deposit Agreement.
          The term “Deposit Agreement” shall mean this amended and restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.11 Depositary; Corporate Trust Office.
          The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.
     SECTION 1.12 Deposited Securities.
          The term “Deposited Securities” as of any time shall mean CUFS at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.
     SECTION 1.13 Dollars; Euro.
          The term “Dollars” shall mean United States dollars. The term “Euro” shall mean the common currency of the participating member countries in the European Monetary Union.
     SECTION 1.14 Holding Statement.
          The term “Holding Statement” shall mean the statement which sets forth the number of CUFS held by a particular holder of CUFS.
     SECTION 1.15 Issuer.
          The term “Issuer” shall mean James Hardie Industries SE, incorporated under the laws of the Republic of Ireland and with its corporate seat in Dublin, Ireland and its successors.

     SECTION 1.16 Owner.
          The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.
     SECTION 1.17 Receipts.
          The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.
     SECTION 1.18 Registrar.
          The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.
     SECTION 1.19 Restricted Securities.
          The term “Restricted Securities” shall mean Shares, CUFS representing Shares, or American Depositary Shares representing such CUFS, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Republic of Ireland, or under a shareholder agreement or the Articles of Association of the Issuer.
     SECTION 1.20 SCH.
          The term “SCH” shall mean ASX Settlement and Transfer Corporation Pty Limited (ABN 49008 504 532), as approved as the securities clearing house and the entity administering CHESS.

     SECTION 1.21 SCH Business Rules.
          The term “SCH Business Rules” shall mean the Business Rules regulating the functions and operations of SCH.
     SECTION 1.22 Securities Act of 1933.
          The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.
     SECTION 1.23 Shares.
          The term “Shares” shall mean ordinary shares in registered form of the Issuer, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.
ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.
     SECTION 2.01 Form and Transferability of Receipts.
          Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
          The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.
          Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.
     SECTION 2.02 Deposit of CUFS.
          Subject to the terms and conditions of this Deposit Agreement, and the SCH Business Rules, CUFS or evidence of rights to receive CUFS may be deposited by delivery thereof (which may include delivery by electronic transfer through the facilities of CHESS or otherwise) to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the

Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposited CUFS. No CUFS shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any applicable governmental body which is then performing the function of the regulation of currency exchange. If required by the Depositary, CUFS presented for deposit at any time, whether or not the transfer books of the Issuer or the CUFS Depositary (or the appointed agent of the CUFS Depositary for transfer and registration of the CUFS), if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or CUFS or to receive other property which any person in whose name the CUFS are or have been recorded may thereafter receive upon or in respect of such deposited CUFS, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
          Upon delivery to a Custodian of CUFS to be deposited hereunder, or delivery to the Custodian of irrevocable instructions therefor, together in either case with the other documents above specified, such Custodian shall obtain confirmation of registration of, or registration of transfer of, the CUFS being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.
          Deposited Securities (other than CUFS) shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

     SECTION 2.03 Execution and Delivery of Receipts.
          Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the CHESS Subregister of the CUFS Depositary (or the appointed agent or agents of the CUFS Depositary for transfer and registration of the CUFS) are open, or if the Depositary so requires, a proper acknowledgment or other evidence from the CUFS Depositary (or appointed agent or agents of the CUFS Depositary for transfer and registration of the CUFS) satisfactory to the Depositary that any deposited CUFS have been recorded upon the CHESS Subregister of the CUFS Depositary (or by the appointed agent of the CUFS Depositary for transfer and registration of CUFS), if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited CUFS and the issuance of such Receipt or Receipts.

     SECTION 2.04 Transfer of Receipts; Combination and Split-up of Receipts.
          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.
          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.
          The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.
     SECTION 2.05 Surrender of Receipts and Withdrawal of CUFS.
          Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to (i) with respect to the CUFS or other uncertificated Deposited Securities held through CHESS evidenced by such Receipt, instruct the Depositary to procure the electronic transfer through CHESS of such CUFS or such other uncertificated Deposited Securities to an account in the name of the Owner or such other name as the Owner may direct and (ii) physical delivery, to or upon the order of such Owner, of any other Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such other Deposited Securities, if applicable, may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.
          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to (i) cause the electronic transfer of the CUFS represented by such Receipt to be recorded in an account in the name of the Owner or such other name as the Owner may direct and (ii) cause any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Australian office or account, as applicable, of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such

Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
          At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.
     SECTION 2.06 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.
          As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Issuer, the CUFS Depositary, Custodian or Registrar may require payment from the depositor of CUFS or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to CUFS being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

          The delivery of Receipts against deposits of CUFS generally or against deposits of particular CUFS may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary, the Issuer, or the CUFS Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.07 hereof. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any CUFS if such CUFS, or the Shares underlying such CUFS, would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such CUFS or Shares as applicable.
     SECTION 2.07 Lost Receipts, etc.
          In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.
     SECTION 2.08 Cancellation and Destruction of Surrendered Receipts.
          All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.
     SECTION 2.09 Pre-Release of Receipts.
          Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of CUFS pursuant to Section 2.02 (“Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver CUFS upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of CUFS in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the CUFS or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the CUFS deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
          The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

     SECTION 2.10 Uncertificated American Depositary Shares; DTC Direct Registration System.
          Notwithstanding anything to the contrary in this Deposit Agreement:
          (a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.
          (b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.
               (ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a

Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.
          (c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.
          (d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.
          (e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.
          (f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
               (ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.
ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.
     SECTION 3.01 Filing Proofs, Certificates and Other Information.
          Any person presenting CUFS for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the CHESS Subregister if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.
     SECTION 3.02 Liability of Owner for Taxes.
          If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.
     SECTION 3.03 Warranties on Deposit of Shares.
          Every person depositing CUFS under this Deposit Agreement shall be deemed thereby to represent and warrant that such CUFS are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such CUFS and the sale of Receipts evidencing American Depositary Shares representing such CUFS by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of CUFS and issuance of Receipts.

ARTICLE 4. THE DEPOSITED SECURITIES.
     SECTION 4.01 Cash Distributions.
          Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars if such cash dividend or other cash distribution is not received in Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.09 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer, the CUFS Depositary, the Custodian, or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Issuer or its agent will remit to the appropriate governmental agency in the Republic of Ireland all amounts withheld and owing to such agency. The Depositary will forward to the Issuer or the CUFS Depositary such information from its records as the Issuer or the CUFS Depositary may reasonably request to enable the Issuer or the CUFS Depositary to file necessary reports with governmental agencies, and the Depositary or the Issuer or the CUFS Depositary may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.
     SECTION 4.02 Distributions Other Than Cash, CUFS or Rights.
          Subject to the provisions of Section 4.11 and Section 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections

4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer, the CUFS Depositary or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash. Any distributions received by the Depositary and not distributed to the Owners entitled thereto or sold as provided in this
Section 4.02 shall be deemed to be Deposited Securities and shall be represented by such Owner’s Receipts.
     SECTION 4.03 Distributions in CUFS.
          If any distribution upon any Deposited Securities or any securities of the Issuer represented by any Deposited Securities results in a dividend in, or free distribution of, CUFS, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of CUFS received as such dividend or free distribution, subject to the terms and conditions of the

Deposit Agreement with respect to the deposit of CUFS and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.09. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of CUFS represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional CUFS distributed upon the Deposited Securities represented thereby.
     SECTION 4.04 Rights.
          In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities, or any securities of the Issuer represented by any Deposited Securities, any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
          In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.
          If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the relevant security to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the relevant security, and the Issuer shall cause the relevant security, if Shares, to be delivered to the CUFS Depositary on behalf of such Owner with instructions to issue CUFS representing such Shares and deliver them to the Custodian. As agent for such Owner, the Depositary will cause such CUFS to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
          If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit

Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
          The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
          The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
     SECTION 4.05 Conversion of Foreign Currency.
          Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.
          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
          If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
     SECTION 4.06 Fixing of Record Date.
          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities or any securities of the Issuer represented by any Deposited Securities, or whenever for any reason the Depositary causes a change in the number of CUFS that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of CUFS or the Shares underlying the CUFS or other Deposited Securities, the Depositary shall fix a record date which date shall, to the extent practicable, be the same date as the record date set with respect to the Shares, if any, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.
     SECTION 4.07 Voting of Deposited Securities.
          Upon receipt of notice of any meeting of holders of Shares or Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received from the CUFS Depositary or the Issuer, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Articles of Association of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares represented by CUFS or other Deposited

Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, (the “Instruction Date”) the Depositary shall endeavor, in so far as practicable, to instruct, or cause the Custodian to instruct, the CUFS Depositary to vote or cause to be voted, the Shares underlying the CUFS in accordance with the instructions received by the Depositary from Owners. The Depositary shall not instruct, or cause the Custodian to instruct, the CUFS Depositary to vote the Shares other than in accordance with such Owner’s instructions.
          There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will have enough time to instruct the CUFS Depositary to vote or that the CUFS Depositary will vote the Shares in accordance with the provisions set forth in the preceding paragraph.
     SECTION 4.08 Changes Affecting Deposited Securities.
          In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities or Shares represented by Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a distribution of Shares which results in the issuance of CUFS, or call for the surrender of outstanding

Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
     SECTION 4.09 Reports.
          The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer or the CUFS Depositary which are both (a) received by the Depositary and the Custodian as the holder of the Deposited Securities or by the CUFS Depositary as the holder of Shares underlying the CUFS and (b) made generally available to the holders of such Deposited Securities or of the Shares underlying the CUFS by the Issuer or the CUFS Depositary. The Depositary shall also, upon written request, send to the Owners copies of such reports furnished by the Issuer pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.
     SECTION 4.10 Lists of Owners.
          Promptly upon request by the Issuer or the CUFS Depositary, the Depositary shall, at the expense of the Issuer, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.
     SECTION 4.11 Withholding.
          In the event that the Depositary determines that any distribution in property (including CUFS and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including CUFS and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the

Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.
ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.
     SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary.
          Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.
          The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.
          The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
          If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.
     SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Issuer.
          Neither the Depositary nor the Issuer nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Issuer, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents or affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer incur any liability to any Owner or holder of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.
     SECTION 5.03 Obligations of the Depositary, the Custodian and the Issuer.
          The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.
          The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited

Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.
          Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.
          Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting CUFS for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.
          The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
          The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.
          No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

     SECTION 5.04 Resignation and Removal of the Depositary.
          The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
          The Depositary may at any time be removed by the Issuer by 120 days prior written notice of such removal effective upon the later of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
          In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.
          Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

     SECTION 5.05 The Custodians.
          The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.
          Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.
     SECTION 5.06 Notices and Reports.
          On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or Deposited Securities.
          The Issuer will arrange for the translation into English and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares. If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer’s expense, of copies of such notices, reports and communications to all Owners. The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.
          The Issuer shall deliver to the Depositary and the Custodian a copy (in English or with an English translation) of all provisions of or governing the CUFS. Promptly upon any change in those provisions, the Issuer shall deliver to the Depositary and the Custodian a copy (in English or with an English translation) of those provisions as changed. The Depositary and its agents may rely on the copy of those provisions for all purposes of this Deposit Agreement.
     SECTION 5.07 Distribution of Additional Shares, Rights, etc.
          The Issuer agrees that in the event of any issuance or distribution of (1) additional CUFS or Shares underlying the CUFS, (2) rights to subscribe for CUFS or Shares underlying the CUFS, (3) securities convertible into or exchangeable for CUFS or Shares underlying the CUFS, or (4) rights to subscribe for such securities, (each a “Distribution”) the Issuer will promptly furnish to the Depositary and the CUFS Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be satisfactory to the Depositary and the CUFS Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.
          The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares with the CUFS Depositary or cause the deposit of CUFS hereunder, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares or CUFS, as applicable, under the Securities Act of 1933.
     SECTION 5.08 Indemnification.
          The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.
          The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

     SECTION 5.09 Charges of Depositary.
          The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. The Depositary shall present its statement for such charges and expenses to the Issuer once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
          The following charges shall be incurred by any party depositing or withdrawing CUFS or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CUFS generally on the CHESS Subregister and applicable to transfers of CUFS to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below; provided, however, that no fee will be assessed under this clause (8) if a fee was charged pursuant to clause (6) above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of CUFS or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
          The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.
     SECTION 5.10 Retention of Depositary Documents.
          The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.
     SECTION 5.11 Exclusivity.
          The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York Mellon is acting as Depositary hereunder.

     SECTION 5.12 List of Restricted Securities Owners.
          From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis. The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.
ARTICLE 6. AMENDMENT AND TERMINATION.
     SECTION 6.01 Amendment.
          The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
     SECTION 6.02 Termination.
          The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all

Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.
ARTICLE 7. MISCELLANEOUS.
     SECTION 7.01 Counterparts.
          This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.
     SECTION 7.02 No Third Party Beneficiaries.
          Notwithstanding any terms to the contrary hereof, this Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.
     SECTION 7.03 Severability.
          In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04 Holders and Owners as Parties; Binding Effect.
          The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.
     SECTION 7.05 Notices.
          Any and all notices to be given to the Issuer shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to James Hardie Industries SE, Europa House, Second Floor, Harcourt Centre, Harcourt Street, Dublin 2, Republic of Ireland, Attention:                      or any other place to which the Issuer may have transferred its principal office.
          Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.
          Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.
          Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.
     SECTION 7.06 Governing Law.
          This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.
     SECTION 7.07 Compliance with U.S. Securities Laws.
          Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.
     SECTION 7.08 Submission to Jurisdiction; Appointment of Agent for Service of Process.
          The Issuer hereby (i) irrevocably designates and appoints National Registered Agents, Inc., 440 9th Avenue, 5th Floor, New York, New York 10001, as the Issuer’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer agrees to deliver, upon the execution and delivery of this Deposit

Agreement, a written acceptance by such agent of its appointment as such agent. The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.
     SECTION 7.09 Effective Date.
          The Issuer and the Depositary hereby agree that the effective date (the “Effective Date”) of the Deposit Agreement shall be the date on which the Commission declares effective the Post-Effective Amendment No. 2 to the Form F-6 Registration Statement to which this Deposit Agreement is attached as Exhibit A(1).
     SECTION 7.10 Summary in Respect of CHESS and CUFS.
          The American Depositary Shares represent deposited CUFS. The Receipt shall contain the following description of CHESS and CUFS:
          CHESS
          CHESS facilitates the transfer of legal title and settlement of market transactions in Australia with an electronic subregister system. CHESS, which is operated by ASX Settlement and Transfer Corporation Pty Limited (herein called ASTC), is the approved securities clearing house (SCH) under s779B of the Australian Corporations Act 2001 (the “Australian Corporations Act”). This allows legal title to equities to be validly transferred electronically by virtue of provisions in the Australian Corporations Act and the SCH Business Rules.

          Shares of the Issuer may be transferred and held indirectly in CHESS through the issue of CUFS.
          CUFS
          CUFS are a unit of beneficial ownership in a security of a foreign issuer, registered in the name of the depositary nominee. The depositary nominee for the Issuer is CHESS Depositary Nominees Pty Limited (herein called the CUFS Depositary). The CUFS Depositary is a subsidiary of Australian Stock Exchange Limited (herein called the ASX). The principal executive office of the CUFS Depositary is located as of the date of the Deposit Agreement at Level 8, 20 Bridge Street, Sydney NSW 2000, Australia.
          The Articles of Association of the Issuer contain certain provisions that are relevant to CUFS holders, including, without limitation, any provisions therein relating to substantial shareholdings and any provisions therein relating to a change in control of the Issuer. In addition, the terms and conditions relating to CUFS are determined in accordance with the Australian Corporations Act and the SCH Business Rules. Those principal terms and conditions are briefly described as follows:
          (i) Title to CUFS
          Each CUFS represents a unit of beneficial ownership in one Share. Legal title to the underlying Shares will be held by the CUFS Depositary on behalf and for the benefit of CUFS holders.
          (ii) Voting
          CUFS holders are entitled to direct the CUFS Depositary as to how to exercise the voting rights with respect to the underlying Shares represented by the CUFS.
          (iii) Economic Entitlements

          CUFS holders are entitled to receive from the Issuer directly all dividends, bonus issues, rights issues and any other economic entitlements in respect of the underlying Shares represented by the CUFS as if they were the legal owners of the Shares.
          (iv) Fees
          The CUFS Depositary shall charge no fees or expenses to the CUFS holder for its services. In the event fees or expenses are accrued in connection with the services provided by the CUFS Depositary, such fees and expenses shall be paid by the Issuer to the CUFS Depositary.
          (v) Immobilization of Shares
          The certificate issued to the CUFS Depositary as evidence of its legal title to Shares is held by the Issuer for safekeeping. The CUFS Depositary may not create any interest (including a security interest) which is inconsistent with its title to the Shares and the interests of the holders of CUFS in respect of Shares unless authorized by the SCH Business Rules.
          (vi) Evidence of Ownership
          The holders of CUFS will not receive physical certificates. The Issuer will register the Shares in the name of the CUFS Depositary and the CUFS Depositary will create uncertificated CUFS holdings in the names of the holders. Statements of beneficial ownership will be issued to all CUFS holders, including to the Custodian on behalf of holders of Receipts.
          CUFS holders who are sponsored by brokers or non-brokers that participate in CHESS will receive periodic Holding Statements. The Custodian, as a sponsored CUFS holder, shall receive periodic Holding Statements. SCH will issue the Holding Statements on behalf of the CUFS Depositary. CUFS holders who are sponsored by the Issuer will receive uncertificated holding statements from the Issuer’s Australian registry on behalf of the CUFS Depositary.
          (vii) Converting CUFS to Shares
          A holder of CUFS in CHESS who wishes to convert CUFS to Shares of the Issuer can do so by instructing its sponsoring CHESS participant (ie, broker or non-broker participant). The participant transmits a CHESS message to the Issuer’s registry instructing the registry to transfer the Shares from the CUFS Depositary into the name of the holder. The transfer is effected by a written instrument signed by the CUFS Depositary, as transferor, and the CUFS holder, as transferee, to which instrument the Issuer is a signatory or which instrument is served upon, or acknowledged by, the Issuer. The Issuer will then record the holder as registered owner of the Shares on the shareholder register and will, if required, issue a certificate to the holder.
          Holders of Shares who wish to convert Shares back to CUFS in CHESS, can do so by lodging the Share certificate, if applicable, with their sponsoring CHESS participant and signing the seller side of an Australian standard transfer form. The participant lodges the Share certificate and transfer form with the Issuer’s registry and transmits a CHESS message to the Issuer’s registry instructing the registry to establish a CHESS holding. The registry then transfers the securities from the holder’s name into the name of the CUFS Depositary and establishes a CUFS holding in the name of the holder. CHESS, on behalf of the CUFS Depositary, issues a Holding Statement to the CUFS holders.

          IN WITNESS WHEREOF, JAMES HARDIE INDUSTRIES SE and THE BANK OF NEW YORK MELLON have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

JAMES HARDIE INDUSTRIES SE
By:

THE BANK OF NEW YORK MELLON, as Depositary
By:

Exhibit A to Deposit Agreement

No.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents five (5) deposited CUFS)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR CHESS UNITS OF FOREIGN SECURITIES
REPRESENTING ORDINARY SHARES OF
JAMES HARDIE INDUSTRIES SE
(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF IRELAND)
          The Bank of New York Mellon as depositary (hereinafter called the “Depositary”), hereby certifies that                                         , or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited CHESS Units of Foreign Securities (herein called “CUFS”) of James Hardie Industries SE, incorporated under the laws of the Republic of Ireland (herein called the “Company”). At the date hereof, each American Depositary Share represents five (5) CUFS which are either deposited or subject to deposit under the deposit agreement at the Australian office of Australia and New Zealand Banking Group Limited (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

ARTICLE 8. THE DEPOSIT AGREEMENT.
          This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of September 24, 2001, as amended and restated as of February 19, 2010, as further amended and restated as of ______, 2010 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the CUFS deposited thereunder and any and all other securities, property and cash from time to time received in respect of such CUFS and held thereunder (such CUFS, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.
          The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.
ARTICLE 9. SURRENDER OF RECEIPTS AND WITHDRAWAL OF CUFS.
          Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to (i) with respect to the CUFS or other uncertificated Deposited Securities held through CHESS evidenced by such Receipt, instruct the Depositary to procure the electronic transfer through CHESS of such CUFS or such other uncertificated Deposited

Securities to an account in the name of the Owner or such other name as the Owner may direct and (ii) physical delivery, to or upon the order of such Owner, of any other Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such other Deposited Securities, if applicable, may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.
ARTICLE 10. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
          The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such

Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company, the CUFS Depositary, the Custodian, or Registrar may require payment from the depositor of CUFS or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to CUFS being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.
          The delivery of Receipts against deposits of CUFS generally or against deposits of particular CUFS may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary, the Company, or the CUFS Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any CUFS if such CUFS, or the Shares underlying such CUFS, would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such CUFS or Shares as applicable.

ARTICLE 11. LIABILITY OF OWNER FOR TAXES.
          If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.
ARTICLE 12. WARRANTIES OF DEPOSITORS.
          Every person depositing CUFS under the Deposit Agreement shall be deemed thereby to represent and warrant that such CUFS are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such CUFS and the sale of Receipts evidencing American Depositary Shares representing such CUFS by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of CUFS and issuance of Receipts.
ARTICLE 13. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
          Any person presenting CUFS for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the CHESS Subregister, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No CUFS shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any applicable governmental body which is then performing the function of the regulation of currency exchange.
ARTICLE 14. CHARGES OF DEPOSITARY.
          The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
          The following charges shall be incurred by any party depositing or withdrawing CUFS or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CUFS generally on the CHESS Subregister and applicable to transfers of CUFS to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03, 4.03 or 4.04, and the surrender of Receipts pursuant to Sections 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.01 through 4.04 thereof, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below; provided, however, that no fee will be assessed under this clause (8) if a fee was charged pursuant to clause (6) above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of CUFS or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
          The Depositary, subject to Article (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
ARTICLE 15. PRE-RELEASE OF RECEIPTS.
          Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of CUFS pursuant to Section 2.02 of the Deposit Agreement (“Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver CUFS upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of CUFS in satisfactory of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the CUFS or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the CUFS deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
          The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
ARTICLE 16. TITLE TO RECEIPTS.
          It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.
ARTICLE 17. VALIDITY OF RECEIPT.
          This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.
ARTICLE 18. REPORTS; INSPECTION OF TRANSFER BOOKS.
          The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the “Commission”).
          Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.
          The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company or the CUFS Depositary which are both (a) received by the Depositary and the Custodian as the holder of the Deposited Securities or by the CUFS Depositary as the holder of Shares underlying the CUFS and (b) made generally available to the holders of such Deposited Securities or of the Shares underlying the CUFS by the Company or the CUFS Depositary. The Depositary shall also, upon written request, send to the Owners of Receipts copies of such reports furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.
          The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.
ARTICLE 19. DIVIDENDS AND DISTRIBUTIONS.
          Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars if such cash dividend or other cash distribution is not received in Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company, the CUFS Depositary, the Custodian, or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.
          Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the

Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash. Any distributions received by the Depositary and not distributed to the Owner entitled thereto or sold as provided in Section 4.02 of the Deposit Agreement shall be deemed to Deposited Securities and shall be represented by such Owner’s Receipts.
          If any distribution upon any Deposited Securities or any securities of the Company represented by any Deposited Securities results in a dividend in, or free distribution of, CUFS, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of CUFS received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of CUFS and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of CUFS represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary

Share shall thenceforth also represent the additional CUFS distributed upon the Deposited Securities represented thereby.
          In the event that the Depositary determines that any distribution in property (including CUFS and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including CUFS and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
ARTICLE 20. CONVERSION OF FOREIGN CURRENCY.
          Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
          If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
ARTICLE 21. RIGHTS.
          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities, or any securities of the Company represented by any Deposited Securities, any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
          In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
          If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the relevant security to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the relevant security, and the Company shall cause the relevant security, if Shares, to be delivered to the CUFS Depositary on behalf of such Owner with instructions to issue CUFS representing such Shares and deliver them to the Custodian. As agent for such Owner, the Depositary will cause the

Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.
          If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
          The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

          The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
ARTICLE 22. RECORD DATES.
          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities or any securities of the Company represented by any Deposited Securities, or whenever for any reason the Depositary causes a change in the number of CUFS that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of CUFS or the Shares underlying the CUFS or other Deposited Securities, the Depositary shall fix a record date which date shall, to the extent practicable, be the same date as the record date set with respect to the Shares, if any, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
ARTICLE 23. VOTING OF DEPOSITED SECURITIES.
          Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received from the CUFS Depositary or the Company, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares represented by CUFS or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the “Instruction Date”), the Depositary shall endeavor, in so far as practicable, to instruct, or cause the Custodian to instruct, the CUFS Depositary to vote or cause to be voted, the Shares underlying the CUFS in accordance with the instructions received by the Depositary from Owners. The Depositary shall not instruct, or cause the Custodian to instruct, the CUFS Depositary to vote the Shares other than in accordance with such Owner’s instructions.
          There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will have enough time to instruct the CUFS Depositary to vote or that the CUFS Depositary will vote the Shares in accordance with the provisions set forth in the preceding paragraph.
ARTICLE 24. CHANGES AFFECTING DEPOSITED SECURITIES.
          In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities or Shares represented by Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a distribution of Shares which results in the issuance of CUFS, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
ARTICLE 25. LIABILITY OF THE COMPANY AND DEPOSITARY.
          Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit

Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting CUFS for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
ARTICLE 26. RESIGNATION AND REMOVAL OF THE DEPOSITARY.
          The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the later of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint substitute or additional custodian or custodians.
ARTICLE 27. AMENDMENT.
          The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the

Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
ARTICLE 28. TERMINATION OF DEPOSIT AGREEMENT.
          The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the

Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.
ARTICLE 29. COMPLIANCE WITH U.S. SECURITIES LAWS.
          Notwithstanding any terms of the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.
ARTICLE 30. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.
          The Company hereby (i) irrevocably designates and appoints National Registered Agents, Inc., 440 9th Avenue, 5th Floor, New York, New York 10001, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.
ARTICLE 31. EFFECTIVE DATE.
          The Company and the Depositary agree that the effective date (the “Effective Date”) of the Deposit Agreement shall be the date on which the Commission declares effective the Post-Effective No. 2 to the Form F-6 Registration Statement to which the Deposit Agreement is attached as Exhibit A(1).
ARTICLE 32. SUMMARY IN RESPECT OF CHESS AND CUFS.
          The American Depositary Shares represent deposited CUFS. The following is a summary description of CHESS and CUFS:
CHESS

          CHESS facilitates the transfer of legal title and settlement of market transactions in Australia with an electronic subregister system. CHESS, which is operated by ASX Settlement and Transfer Corporation Pty Limited (herein called ASTC), is the approved securities clearing house (SCH) under s779B of the Australian Corporations Act 2001 (the “Australian Corporations Act”) This allows legal title to equities to be validly transferred electronically by virtue of provisions in the Australians Corporation Law and the SCH Business Rules.
          Shares of the Company may be transferred and held indirectly in CHESS through the issue of CUFS.
CUFS
          CUFS are a unit of beneficial ownership in a security of a foreign issuer, registered in the name of the depositary nominee. The depositary nominee for the Company is CHESS Depositary Nominee Pty Limited (herein called the CUFS Depositary). The CUFS Depositary is a subsidiary of Australian Stock Exchange Limited (herein called the ASX). The principal executive office of the CUFS Depositary is located as of the date of the Deposit Agreement at Level 8, 20 Bridge Street, Sydney NSW 2000, Australia.
          The Articles of Association of the Company contain certain provisions that are relevant to CUFS holders, including, without limitation, any provisions therein relating to substantial shareholdings and any provisions therein relating to a change in control of the Company. In addition, the terms and conditions relating to CUFS are determined in accordance with the Australian Corporations Act and the SCH Business Rules. Those principal terms and conditions are briefly described as follows:
               (i) Title to CUFS

          Each CUFS represents a unit of beneficial ownership in one Share. Legal title to the underlying Shares will be held by the CUFS Depositary on behalf and for the benefit of CUFS holders.
               (ii) Voting
          CUFS holders are entitled to direct the CUFS Depositary as to how to exercise the voting rights with respect to the underlying Shares represented by the CUFS.
               (iii) Economic Entitlements
          CUFS holders are entitled to receive from the Company directly all dividends, bonus issues, rights issues and any other economic entitlements in respect of the underlying Shares represented by the CUFS as if they were the legal owners of the underlying Shares.
               (iv) Fees
          The CUFS Depositary shall charge no fees or expenses to the CUFS holder for its services. In the event fees or expenses are accrued in connection with the services provided by the CUFS Depositary, such fees and expenses shall be paid by the Company to the CUFS Depositary.
               (v) Immobilization of Shares
          The certificate issued to the CUFS Depositary as evidence of its legal title to Shares is held by the Company for safekeeping. The CUFS Depositary may not create any interest (including a security interest) which is inconsistent with its title to the Shares and the interests of the holders of CUFS in respect of Shares unless authorized by the SCH Business Rules.
               (vi) Evidence of Ownership

          The holders of CUFS will not receive physical certificates. The Company will register the Shares in the name of the CUFS Depositary and the CUFS Depositary will create uncertificated CUFS holdings in the names of the investors. Statements of beneficial ownership will be issued to all CUFS holders, including to the Custodian on behalf of holders of Receipts.
          CUFS holders who are sponsored by brokers or non-brokers that participate in CHESS will receive periodic Holding Statements. The Custodian, as a sponsored CUFS holder, shall receive periodic Holding Statements. SCH will issue the Holding Statements on behalf of the CUFS Depositary. CUFS holders who are sponsored by the Company will receive uncertificated holding statements from the Company’s Australian registry on behalf of the CUFS Depositary.
               (vii) Converting CUFS to Shares
          A holder of CUFS in CHESS who wishes to convert their CUFS to Shares of the Company can do so by instructing its sponsoring CHESS participant (ie, broker or non-broker participant). The participant transmits a CHESS message to the Company’s registry instructing the registry to transfer the Shares from the CUFS Depositary into the name of the holder. The transfer is effected by a written instrument signed by the CUFS Depositary, as transferor, and the CUFS holder, as transferee, to which instrument the Company is a signatory or which instrument is served upon, or acknowledged by, the Company. The Company will then record the holder as registered owner of the Shares on the shareholder register and will, if required, issue a certificate to the holder.
          Holders of Shares who wish to convert Shares back to CUFS in CHESS, can do so by lodging the Share certificate, if applicable, with their sponsoring CHESS participant and signing the seller side of an Australian standard transfer form. The participant lodges the Share certificate and transfer form with the Company’s registry and transmits a CHESS message to Company’s registry instructing the registry to establish a

CHESS holding. The registry then transfers the securities from the holder’s name into the name of the CUFS Depositary and establishes a CUFS holding in the name of the holder. CHESS, on behalf of the CUFS Depositary, issues a Holding Statement to the CUFS holders.
ARTICLE 33. UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.
          Notwithstanding anything to the contrary in the Deposit Agreement:
          (a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. This Receipt summarizes the terms and conditions of, and is the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.
          (b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.
               (ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the

DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.
          (c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.
          (d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.
          (e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.
          (f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
               (ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.